Entrada Therapeutics Reports Third Quarter 2022 Financial Results

On track to submit Investigational New Drug application to the U.S. Food and Drug Administration for ENTR-601-44 for the potential treatment of patients with Duchenne muscular dystrophy who are exon 44 skipping amenable in the fourth quarter of 2022

Cash runway into 2H 2024 with $216 million in cash, cash equivalents and marketable securities as of September 30, 2022

BOSTON, Nov. 07, 2022 -- Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™) therapeutics as a new class of medicines, today reported financial results for the third quarter ended September 30, 2022 and highlighted recent business updates.

“At Entrada, we are focused on advancing our diverse pipeline of EEV therapeutic candidates, led by our Duchenne muscular dystrophy and myotonic dystrophy type 1 programs. We are well positioned to execute on our strategic initiatives to create value for patients and shareholders alike,” said Dipal Doshi, President and Chief Executive Officer of Entrada Therapeutics.

Entrada expects to file its first Investigational New Drug (IND) application for ENTR-601-44 for patients with Duchenne who are amenable to exon 44 skipping in the fourth quarter of 2022. Following regulatory feedback and potential IND clearance, Entrada plans to initiate a single ascending dose study in healthy volunteers with initial clinical data anticipated in the second half of 2023. A second IND for ENTR-701 for the potential treatment of DM1 is planned for the second half of 2023. The Company is also on track to nominate a clinical candidate for its second Duchenne program, for patients who are amenable to exon 45 skipping, in the fourth quarter of 2022 and has initiated discovery efforts on additional exon skipping programs. There are currently no treatments for patients with Duchenne who are exon 44 skipping amenable or for patients with DM1.

Corporate Highlights

•Presented ENTR-701 preclinical data at the 27th International Annual Congress of the World Muscle Society in Halifax, Canada. ENTR-701 is being developed for the potential treatment of DM1. Following a single dose of EEV-conjugated phosphorodiamidate morpholino oligomer, HSA-LR mice showed normalization of muscle relaxation time 7 days post treatment that was sustained for 4 weeks. These data build upon previously reported studies that demonstrate splicing correction and amelioration of myotonia in HSA-LR mice for at least 8 weeks after a single dose of ENTR-701 and provide further evidence of the potential for therapeutic benefit in patients with DM1.

•Entered a collaboration in August with the Myotonic Dystrophy Clinical Research Network supporting END-DM1 (Establishing Biomarkers and Clinical Endpoints in Myotonic Dystrophy Type 1). END-DM1 is a natural history study to advance the understanding of disease progression in patients with DM1.

Third Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $215.6 million as of September 30, 2022, compared to $291.1 million as of December 31, 2021. Based on current operating plans, Entrada expects its existing cash, cash equivalents and marketable securities will enable the Company to fund its operating expenses and capital expenditure requirements into the second half of 2024.

Research & Development (R&D) Expenses: R&D expenses for the third quarter of 2022 were $19.0 million, compared to $10.5 million for the same period in 2021. This increase was primarily due to additional investment in preclinical studies to support future clinical trials, enhanced facility and equipment-related investments and higher personnel costs (including non-cash stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses for the third quarter of 2022 were $7.0 million, compared to $3.9 million for the same period in 2021. This increase was primarily due to higher personnel costs (including non-cash stock-based compensation), legal and other professional fees, and facilities costs.

Net Loss: Net loss for the third quarter of 2022 was $25.1 million, compared to $14.4 million for the same period of 2021.

About Entrada Therapeutics
Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicle (EEV™) therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues with an improved therapeutic index. Through its proprietary, highly versatile and modular EEV platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 targeting Duchenne muscular dystrophy (DMD) and ENTR-701 targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, expectations regarding the findings from preclinical data of the Company’s therapeutic candidates, including the planned IND submission for ENTR-601-44 and ENTR-701, the potential clinical candidate for patients with Duchenne muscular dystrophy who are amenable to exon 45 skipping, and the related potential for development, the continued development and advancement of ENTR-601-44 for the treatment of DMD and ENTR-701 for the treatment of DM1, including the Investigational New Drug (IND) application-enabling studies, the timing of Entrada's planned regulatory filings regarding its development programs, the ability to develop additional exon skipping programs, the potential therapeutic benefits of its EEV candidates, and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance for IND applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the ongoing COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$18,958	$10,513	$50,924	$23,564
General and administrative	6,978	3,851	20,745	9,103
Total operating expenses	25,936	14,364	71,669	32,667
Loss from operations	(25,936)	(14,364)	(71,669)	(32,667)
Other income (expense):
Interest and other income (expense), net	799	(66)	1,682	(44)
Total other income (expense), net	799	(66)	1,682	(44)
Net loss	$(25,137)	$(14,430)	$(69,987)	$(32,711)
Net loss per share attributable to common stockholders, basic and diluted	$(0.80)	$(9.78)	$(2.24)	$(24.18)
Weighted‑average common shares outstanding, basic and diluted	31,298,052	1,475,170	31,273,612	1,352,721

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021

Cash and cash equivalents	$53,311	$291,064
Marketable securities	162,261	—
Total assets	274,463	305,833
Total liabilities	41,243	7,115
Total stockholders’ equity	233,220	298,718

Investor and Media Contact
Karla MacDonald
Chief Corporate Affairs Officer
kmacdonald@entradatx.com